Exhibit 99.1

CONTACT: Matt Van Vleet (Media): 509.290.0298 Douglas D. Spedden (Investors): 509.835.1549

Clearwater Paper Corporation Adopts Stockholder Rights Plan

SPOKANE, Wash., December 4, 2008 – Clearwater Paper Corporation (NYSE: CLW) today announced that its Board of Directors has adopted a Stockholder Rights Plan. Under the Rights Plan, Rights will be distributed as a dividend at the rate of one Right for each outstanding share of Common Stock of the Company held by Potlatch Corporation, the Company’s sole stockholder of record as of the close of business on December 4, 2008.

On December 1, 2008, Potlatch Corporation’s Board of Directors gave final approval to a spin-off of the Company in the form of a special tax-free dividend of the Common Stock of the Company. The Board of Directors of Potlatch Corporation has established the close of business on December 9, 2008 as the record date for the spin-off and set a distribution ratio of one share of the Company’s Common Stock for every 3.5 shares of Potlatch Corporation common stock. The distribution of the Company’s Common Stock in the spin-off will occur on December 16, 2008. The Rights will be attached to all of the Common Stock of the Company distributed by Potlatch Corporation in the spin-off.

The Rights Plan is designed to enable all Company stockholders to realize the full value of their investment and to provide for fair and equal treatment for all stockholders in the event that an unsolicited attempt is made to acquire the Company. The adoption of the Rights Plan is intended as a means to guard against abusive takeover tactics.

The Rights are being distributed as a non-taxable dividend and will trade with the Company’s Common Stock unless and until they are separated upon the occurrence of certain future events (i.e., acquisition by a person, entity or group of 15% of more of the Company’s Common Stock, or ten days after announcement of a tender offer or exchange offer for 15% or more of the Company’s Common Stock). The Company’s Board of Directors may terminate the Rights Plan or redeem the Rights at any time prior to a person, entity or group acquiring 15% or more of the Company’s Common Stock.

The Rights will be exercisable only if a person, entity or group acquires 15% or more of the Company’s Common Stock, subject to certain exceptions set forth in the Rights Plan. If a person, entity or group acquires 15% or more of the Company’s Common Stock while the Rights Plan remains in place, all Rights holders, except the 15% acquirer, will be entitled to acquire the Company’s Common Stock at a discount. The effect will be to discourage acquisitions of 15% or more of the Company’s Common Stock in the absence of negotiations with the Board.

The Rights will expire on the earliest of (i) consummation of a merger transaction with a person, entity or group who (x) acquired Common Stock pursuant to an offer for all outstanding shares at a price and on terms determined to be fair to and in the best interests of the Company and its stockholders by at least a majority of the disinterested members of the Board and (y) is offering in the merger the same price per share and form of consideration paid in such offer, (ii) redemption or exchange of the Rights by the Company or (iii) the date on which the Company first files definitive proxy materials with the Securities and Exchange Commission in preparation for the Company’s 2009 annual meeting of stockholders (unless the Rights have separated from the Common Stock prior to such date, in which event such date shall be extended to December 31, 2010).

A copy of the Rights Plan (which includes a summary of the Rights Plan as an exhibit thereto) is being filed with the Securities and Exchange Commission.

Except for statements of historical fact, the matters set forth in this press release are forward-looking statements within the meaning of the ‘safe harbor’ provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements regarding the anticipated benefits and expected consequences of the Rights Plan. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of factors that may cause results to differ, see the Company’s SEC reports, including its General Form for the Registration of Securities on Form 10. These forward-looking statements speak only as of the date thereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as required by law.

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